Exhibit 99.2

MARA Announces Third Quarter 2026 Results

Miami, FL – November 9, 2026 – MARA Holdings, Inc. (NASDAQ: MARA) ("MARA" or the "Company"), a global, energy-backed digital infrastructure enterprise, today announced its third quarter 2026 unaudited financial results in a letter to shareholders.

Investors are invited to access the third quarter 2026 shareholder letter at MARA’s website at ir.mara.com. A copy of the letter will also be furnished to the Securities and Exchange Commission on a Form 8-K.

MARA will hold a webcast and conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss these financial results. To register to participate in the conference call, please use the link below.

Earnings Webcast and Conference Call Details
Date: Monday, November 9, 2026
Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Registration link: LINK

The webcast will also be available for replay at MARA’s website at ir.mara.com. If you have any difficulty connecting to the conference call, please contact MARA’s investor relations team at ir@mara.com.

About MARA
MARA Holdings, Inc. (NASDAQ: MARA) is a global, energy-backed digital infrastructure enterprise. We acquire, develop, and operate scarce powered assets at scale, with 1.9 GW of energized capacity today across nearly 20 sites on 4 continents, and a clear path to approximately 4.8 GW. Our vertically integrated model spans power, land, and compute, designed to deliver the speed, certainty, and reliability that AI, HPC, cloud, and enterprise customers need. Backed by almost a decade of operating power-intensive compute at industrial scale, Bitcoin mining is our operating foundation, providing a source of flexibility and keeping sites operating and generating revenue while we develop higher-value infrastructure paths.

For more information, visit www.mara.com, or follow us on:
X: @MARA
LinkedIn: www.linkedin.com/company/MARAHoldings
Facebook: www.facebook.com/MARAHoldings
Instagram: @MARAHoldingsInc

MARA Company Contact:
Telephone: 800-804-1690
Email: ir@mara.com

MARA Media Contact:
Email: mara-jf@joelefrank.com